EXHIBIT 99.2

Central Vermont Public Service

NEWS RELEASE

Contact: Steve Costello (802) 747-5427 (802) 775-0486 (home) (802) 742-3062 (pager)
For Immediate Release: March 6, 2006

CVPS reorganizes board, adds three Vermonters

RUTLAND - Continuing a previously announced plan to restore itself to a financially stable position, Central Vermont Public Service (NYSE-CV) today announced a restructuring of its board of directors.

"The restructuring of the board is an important component of our overall goal of returning CVPS to a strong financial position," CVPS Board Chair Frederic H. Bertrand said. "Each existing board member has served the company well, but we've narrowed our focus to the core Vermont business through the sale of Catamount Energy Corp., and we are reorganizing the board to add more Vermont insights and expertise."

To maximize board continuity and leadership, the restructuring will occur gradually and incrementally, though some changes will be immediate. Beginning this year, the Board will reduce each Director's pay by 10.5 percent. The company plans to reduce the size of the board starting next year, but will initially grow by one seat this year, to 12 members, with stronger Vermont roots.

As part of the reorganization, the board has accepted the resignations of Timothy Cobb of South Carolina and George MacKenzie Jr. of Pennsylvania, effective after the May 2 annual meeting. The term of Bertrand, former CEO and chairman of National Life of Vermont, expires in May. He is restricted by the CVPS bylaws to serving only one more year on the board. Three Vermonters are proposed for the board, William Stenger, Bill Sayre and Douglas Wacek, to fill two open seats and the newly created 12th seat on the board.

Stenger, 57, is president of Jay Peak Resort and a resident of Newport, Vt.

Wacek, 54, is the president and CEO of the Union Mutual Insurance Group in Montpelier, Vermont. He is a certified public accountant and a resident of Burlington, Vt.

Sayre, 55, is president of Duncan Hermanson Corp., a real estate investment company with holdings in Vermont and New York. He is a resident of Bristol, Vt.

Bertrand currently serves as chairman of the board and its Executive Committee, but said he does not plan to run for re-election as board chair.

"The board is extremely appreciative of the dedicated and valued counsel that Tim Cobb and George MacKenzie have provided over the years," Bertrand said. "Looking ahead, I believe Bill Stenger, Doug Wacek and Bill Sayre will bring strong Vermont values and intelligence to the board."

Mary Alice McKenzie, chair of the board's Corporate Governance Committee, agreed: "We are very fortunate to have found three people with their financial experience and proven track records as business leaders," she said.

Besides the board restructuring, CVPS's plans to restore its financial strength include:

  Securing a $25 million revolving credit facility in October 2005;
  $2.7 million in 2006 budget cuts, including a 10 percent cut in Young's salary and a 5 percent reduction in other officers' salaries, which will help offset rising fuel and medical costs;
  Efforts to improve communication with Vermont regulators and find common ground on customer and company needs.

CVPS, founded in 1929, is Vermont's largest electric utility, serving about 151,000 customers.

Forward-Looking Statements
Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995.  Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  Actual results will depend, among other things, upon the actions of regulators, performance of the Vermont Yankee nuclear power plant, effects of and changes in weather and economic conditions, volatility in wholesale electric markets and our ability to maintain our current credit ratings.  These and other risk factors are detailed in CV's Securities and Exchange Commission filings.  CV cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release.  CV does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this press release.